UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement

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THESTREET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2013

Dear Stockholder:

I am pleased to invite you to attend TheStreet, Inc.’s Annual Meeting of Stockholders, which will be held on Thursday, June 13, 2013, at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019. All stockholders of record as of the close of business on April 18, 2013 are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at the Annual Meeting.

This year, we are again using the “Notice and Access” method of providing proxy materials via the Internet. We believe that this process will allow us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 30, 2013, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2013 Proxy Statement and 2012 Annual Report on Form 10-K and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper or e-mail copy of the proxy materials. Stockholders who previously elected to receive a paper or e-mail copy of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials and instead will receive the proxy materials in the form previously elected.

The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Annual Meeting, which includes: (i) the election of two Class II directors of the Company; (ii) a proposal to amend and restate the Company’s 2007 Performance Incentive Plan (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (iv) the advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.

The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, I urge you to review the accompanying material carefully and to vote as soon as possible.

Representatives of the Company and the Board of Directors will be present to help host the Annual Meeting and to respond to any questions that you may have. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

Thank you for your ongoing support of TheStreet.

Sincerely,

Elisabeth DeMarse

Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Thursday, June 13, 2013, at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019.

The Annual Meeting is for the purpose of considering and acting upon:

(1)	The election of two Class II Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2016;
(2)	A proposal to amend and restate the Company’s 2007 Performance Incentive Plan;

(3)	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;
(4)	The advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement; and
(5)	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 18, 2013 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR IN PERSON AT THE ANNUAL MEETING OR, IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL, YOU ALSO MAY VOTE BY MAILING A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS ON THE NOTICE OR PROXY CARD REGARDING YOUR VOTING OPTIONS. IF YOU ARE A BENEFICIAL OWNER, YOU SHOULD FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER OR OTHER NOMINEE.

By Order of the Board of Directors,

Erwin Eichmann

Secretary of the Company

New York, New York

April 30, 2013

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2013

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials (the “Notice”), is being first mailed on or about April 30, 2013 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) in connection with the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 13, 2013, commencing at 12:00 p.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring personal identification (including photo identification) with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 18, 2013 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 33,474,123 shares of common stock and 5,500 shares of Series B Preferred Stock. Each share of common stock is entitled to one vote. The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company. The Series B Preferred Stock votes together with the common stock as a single class, with the Series B Preferred Stock having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote. The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and either the Notice or these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.
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Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Proposals:		Board’s Voting Recommendation:

1.	Election of two Class II directors.	“FOR” each nominee to the Board

2.	Approval of the Amendment and Restatement of TheStreet, Inc. 2007 Performance Incentive Plan (the “2007 Plan”).	“FOR”

3.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	“FOR”

4.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For proposals 2, 3, and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a brokerage firm that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm. On these matters, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to the election of directors and proposals 2 and 4, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Vote Required

•	Election of Two Class II Directors — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

•	Approval of the Amendment and Restatement of the 2007 Plan — The affirmative “FOR” vote of a majority of the shares voted on the proposal (in person or by proxy) by persons entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal and a broker non-vote will have no effect on the outcome of the vote.

•	Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.
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•	Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Access to Proxy Materials

For this Annual Meeting, we are using the “notice and access” process permitted by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to stockholders. This process allows us to post proxy materials on a designated web site and notify stockholders of the availability of such proxy materials on that web site. Thus, for most stockholders, we are furnishing proxy materials, including this Proxy Statement and our 2012 Annual Report on Form 10-K, by providing access to such documents on the Internet instead of mailing paper copies.

The Notice, which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote electronically via the Internet. If you would like to receive a paper copy of our proxy materials or receive only an e-mail notice of the availability of proxy materials, you should follow the instructions for requesting such materials in the Notice. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect until you revoke it. Choosing to receive your future notices of proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future notices by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting web site.

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your Notice or proxy card or, for shares held in street name, on the Notice or the voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 12, 2013, the day before the Annual Meeting.

•

Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your Notice, proxy card or voting instruction form. Have your Notice, proxy card or voting instruction form in hand when you access the web site and follow the instructions.

•

Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your Notice, proxy card or voting instruction form in hand when you call.

•	Vote by Mail — You may vote by mail by signing and mailing a proxy card or, for shares held in street name, the voting instructions provided by your bank, brokerage firm, trustee or other nominee.

All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

Changing or Revoking Your Vote

You may change or revoke your proxy instructions at any time prior to the cutoff time for telephone and internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual

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Meeting. For shares held in street name, you may change or revoke your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

SEC rules allow the Company to deliver a single copy of our Notice (or, if applicable, our Proxy Statement and Annual Report on Form 10-K) to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single Notice or single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact us in the manner set forth above to request delivery of a single set of these materials in the future.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one Notice or one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

All costs incurred in the solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation. We have engaged Morrow & Co. to assist us in the solicitation of votes for a fee of $7,500 plus expenses for these services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation, our Board has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company. However, such board member is not a member of a class of directors. On February 19, 2013, Christopher Marshall, who had served as the director designee of the Company’s Series B Preferred Stockholders since August 2009, resigned as a director of the Company, effective March 31, 2013. TCV has not elected a successor to fill the vacancy as of the date of this proxy statement but may do so in the future.

The names of the nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them, are set forth below.

Nominees for Director

Elisabeth DeMarse and Keith Hall each have been nominated for election at the Annual Meeting as Class II directors to serve as a director for a three-year term expiring at the Company’s Annual Meeting of Stockholders in 2016, or until their respective successors have been duly elected and qualified. Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. In case any of these nominees should become unavailable for election to the Board prior to the Annual Meeting for any reason not presently known or contemplated, the proxyholders will have discretionary authority in that instance to vote for a substitute nominee. William R. Gruver, a Class II director who has served as a director of the Company since October 2003, will conclude his current term of service on the Board at the Annual Meeting and the Company expresses its deep appreciation for his service on the Board the past ten years.

Elisabeth DeMarse, age 58. Ms. DeMarse has served as a director of the Company since March 2012. Since March 2012, Ms. DeMarse has served as President and Chief Executive Officer of the Company, and was appointed Chairman of the Board in May 2012. From October 2010 to February 2012, Ms. DeMarse served as Chief Executive Officer of Newser, an online news service. From November 2006 until its acquisition by Bankrate, Inc. in August 2010, Ms. DeMarse served as Chief Executive Officer and President of CreditCards.com, a digital financial content company. From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures, a venture capital firm. From April 2000 to June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a digital financial content company. From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., a digital financial content company. Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial information organization. Ms. DeMarse serves on the Board of Directors of ZipRealty, Inc. and Internet Patents Corporation (formerly known as InsWeb Corporation). In addition, Ms. DeMarse has served on the Board of Directors of the following companies within the past five years: EDGAR Online, Inc., (2004 to 2011); YP Corp. (2006 to 2007); Heska Corporation (2004 to 2007); and Stockgroup Information Services Inc. (2005 to 2007). The Board believes that Ms. DeMarse’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as her perspective as Chief Executive Officer of the Company, make her a suitable member of the Board, able to provide valuable insight and advice.

Keith Hall, age 59. Mr. Hall has served as a director of the Company since November 2012 and has over 30 years of experience in finance, including accounting control and certification, corporate governance, capital formation, mergers and acquisitions, re-engineering, strategic planning, financial analysis and investor relations. From November 2011 to December 2012, Mr. Hall served as interim Chief Financial Officer and consultant for Education Dynamics, a higher-education marketing and information services company. From 1999 to 2007, Mr. Hall served as Senior Vice President and Chief Financial Officer of LendingTree, LLC, an online lending exchange, leading the company’s initial public offering in 2000 and its subsequent acquisition by InterActive Corporation in 2003. Prior to LendingTree, Mr. Hall served as Senior Vice President and Chief Financial Officer of a number of companies including, Broadway & Seymour Inc. (1997 to 1999), Loctite Corporation (1996 to 1997), Legent Corporation (February to November 1995). From 1983 to 1995, Mr. Hall served in various financial positions at United Technologies Corporation, including Vice President and Chief Financial Officer of the North American Operations of Carrier Corporation, a division of UTC, with heavy emphasis on operational analysis and acquisitions. Mr. Hall serves on the board of directors of WhiteFence, Inc. and Tectura, Inc. In addition, Mr. Hall has served on the board of directors of the following companies within the past five years: MTM Technologies Inc. (2008 to 2012), Polymer Group Inc. (2008 to 2011), CoreLogic, Inc. (2008 to 2010), NewRiver, Inc. (2004 to 2010), Ikonisys, Inc. (2008 to 2009), and Electronic Clearing House Inc. (2008 to 2009). The Board believes that Mr. Hall’s extensive experience in the financial, technology, advertising and media industries, as well as his service as a senior executive director of a number of other companies, make him a suitable member of the Board, able to provide valuable insight and advice.

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The Board of Directors recommends that stockholders vote FOR each named nominee.

Continuing Directors

The current Class I directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2015, or until their respective successors have been duly elected and qualified, are as follows:

James J. Cramer, age 58. Mr. Cramer is a co-founder of the Company and has served as a director since May 1998. Mr. Cramer currently hosts the “Mad Money” program and appears frequently on CNBC business news programs. Mr. Cramer served as co-host of the “Kudlow & Cramer” program on the CNBC television network from 2003 through December 2004. From June 1996 to December 1998, he served as co-Chairman of the Board and from October 2008 to January 2011, served as Chairman. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Mark Walsh, age 59. Mr. Walsh has served as a director of the Company since May 2012. Mr. Walsh currently serves as Chief Executive Officer and co-founder of GeniusRocket, a provider of crowdsourced advertising media. Prior to GeniusRocket, Mr. Walsh served as Chief Executive Officer (1997 to 2000) and Chairman (2000 to 2001) of VerticalNet, Inc., an e-commerce solutions provider. Prior to joining VerticalNet, Mr. Walsh was a Senior Vice President and corporate officer at America Online, Inc., an internet media company, from 1995 to 1997 and President of GEnie, General Electric’s online service, from 1994 to 1995, following earlier positions with a number of internet and television businesses. Mr. Walsh also has served on the board of directors of numerous for-profit and non-profit organizations, including Day Software (2000 to 2010) and Blackboard Inc. (2000 to 2004). The Board believes that Mr. Walsh’s extensive experience as a senior executive and as a director of a number of technology and media companies make him a suitable candidate to join the Board, able to provide valuable insight and advice.

The current Class III directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2014, or until their respective successors have been duly elected and qualified, are as follows:

Sarah Fay, age 50. Ms. Fay has served as a director of the Company since May 2012 and has over 20 years of experience in the media services industry, with a track record of developing and implementing groundbreaking new models for advertising and media. Since May 2009, Ms. Fay has been an independent consultant providing executive advice to businesses in advertising and technology. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company, where she was also responsible for launching and growing a significant part of that business during her eleven year tenure. Prior to this position, Ms. Fay served as President of Carat Fusion, Inc., where she managed the growth and integration strategy for the digital and one-to-one agency services that fall within Isobar U.S., Aegis’ global network of digital marketing services which Fay helped to launch and grow. During her tenure at Aegis, she converted what began as an interactive media shop to a full service digital marketing agency and led the charge to acquire and integrate five specialist digital marketing firms: Vizium, Lot 21, Freestyle Interactive, iProspect, and Molecular. Ms. Fay serves on the board of directors of several prominent independent digital marketing and advertising companies, such as [x+1], NeoMedia Technologies, Inc., inPowered, Inc., Celtra, Inc., Engauge, Women’s Marketing, Inc. and SocialFlow. Ms. Fay also chairs the board of governors for DMG Group, which owns and operates ad:tech, iMedia Summits, CMO Summits and The Digital Collective. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including Evidon Adelphic Mobile, Verve Wireless, Linkable Networks, and associations MITX and the Ad Club of Boston. The Board believes that Ms. Fay’s extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, make her a suitable member of the Board, able to provide valuable insight and advice.

Vivek Shah, age 39. Mr. Shah has served as a director since May 2010. Mr. Shah has served as Chief Executive Officer of Ziff Davis, Inc., a digital media company, since June 2010. Prior to joining Ziff Davis, Mr. Shah held a series of posts of increasing responsibility during a career of more than 14 years at Time Inc., most recently serving as Group President, Digital for Time Inc.’s news, business and sports properties from 2008 to 2009. His prior roles at Time Inc. included President, Fortune/Money Group (2007 to 2008), President, Digital Publishing, Fortune/Money Group (2005 to 2007) and General Manager, Fortune/Money Group (2001 to 2005). The Board believes that Mr. Shah’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as his time of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

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Executive Officers

The following sets forth certain information regarding current executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Ms. DeMarse, who is both a director and President and Chief Executive Officer of the Company, may be found in the section above entitled “Nominees for Director.”

John C. Ferrara, age 61, Chief Financial Officer. Mr. Ferrara joined the Company in February 2013, bringing more than 25 years of experience in finance and operations, mergers and acquisitions, debt and equity financing, business development, strategic planning and corporate governance. From March 2011 to February 2013, Mr. Ferrara served as Chief Operating Officer and Chief Compliance Officer of Invmetrics Holdings, Inc., formerly RogersCasey, Inc. Prior to Invmetrics, Mr. Ferrara served as Chief Financial Officer of EDGAR Online Inc., a provider of company data and public filings for equities, mutual funds and other publicly traded assets, from March 2008 to March 2010. From May 2006 to December 2007, Mr. Ferrara served as Interim Chief Financial Officer of GAMCO Investors, Inc., a publicly traded investment management company. In addition, Mr. Ferrara has held Chief Financial Officer positions at Space Holding Corporation, a private multimedia company dedicated to space, science and technology; Golden Books Family Entertainment Inc., a Nasdaq-listed publisher, licensor, and marketer of entertainment products; and Renaissance Communications Corporation, an NYSE-listed owner and operator of television stations. Since 1999, Mr. Ferrara has served on the board of directors of several public companies, including Response Genetics, Inc. (2008 to 2010), GAMCO Investors, Inc. (1999 to 2007), The LGL Group, Inc. (2004 to 2006), and LICT Corporation (formerly Lynch Interactive Corp) (1999 to 2006). Earlier in his career, Mr. Ferrara served various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte & Touche.

Erwin Eichmann, age 49, Vice President of Corporate and Business Development, General Counsel and Secretary. Mr. Eichmann joined the Company in August 2012. An expert in business development and legal advice, Mr. Eichmann has over 20 years of experience in the financial industry. Prior to joining the Company, Mr. Eichmann served in various positions at Morgan Stanley from 2001 to 2012, most recently serving as Chief Operating Officer, IT Sourcing and Executive Director, where he negotiated transactions for global wealth management, technology and operations. Prior to Morgan Stanley, Mr. Eichmann served as Vice President of Corporate Development at CNBC.com and was principal legal counsel for NBC’s Interactive Media Group (1997 to 2001). Mr. Eichmann began his legal career at O’Melveny & Myers (1989 to 1991) and Shearman & Sterling (1991 to 1997).

There are no family relationships between any director or executive officer of the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Code of Business Conduct and Ethics, please visit the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Independence of Directors

The Board has determined that five of its current seven members are independent under the independence standards of listing requirements of The NASDAQ Stock Market, Inc. (“Nasdaq”). Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Ms. Fay, Mr. Hall, Mr. Shah, Mr. Walsh, and Mr. Gruver, whose term will end at the Annual Meeting. Following the Annual Meeting, the Board will therefore consist of six directors, four of whom are independent.

Board of Directors and Committees

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

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During fiscal 2012, the Board held seven meetings and each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their members and the number of meetings held during fiscal 2012 are described below.

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Audit Committee currently consists of Mr. Hall, who serves as its chairman, Ms. Fay, Mr. Walsh, and Mr. Gruver, whose term will end at the Annual Meeting. Prior to the appointment of Mr. Walsh and Mr. Hall to the Board and Audit Committee in May and November 2012, respectively, Ronnie Ballowe and Derek Irwin (former Audit Committee chairman) served on the Audit Committee until their respective resignations in May and September 2012. Ms. Fay was appointed to serve on the Audit Committee effective March 31, 2013. All of the current members of the Audit Committee are independent under the Nasdaq corporate governance listing standards and satisfy the additional Nasdaq and SEC independence requirements for audit committee members, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Hall, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Audit Committee held six meetings during fiscal 2012. The Audit Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and also obtains the Chief Executive Officer’s evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Gruver, who serves as its chairman and whose term will end at the Annual Meeting, and Mr. Shah. Following the Annual Meeting, Mr. Walsh will join the Compensation Committee in place of Mr. Gruver, and serve as its chairman. All of the current members of the Compensation Committee are independent under Nasdaq corporate governance listing standards. The Compensation Committee held seven meetings during fiscal 2012. The Compensation Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Mr. Shah, who serves as its chairman, and Ms. Fay. During fiscal 2012, Ms. Ballowe chaired the Nominating and Corporate Governance Committee until her resignation in May 2012. All of the current members of the Nominating and Corporate Governance Committee are independent under Nasdaq corporate governance listing standards. The Nominating and Corporate Governance Committee held two meetings during fiscal 2012. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board of Directors Leadership Structure and Risk Management Oversight

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that it believes to be in the best interests of the Company and its stockholders. In May 2012, Ms. DeMarse was appointed Chairman of the Board in addition to her role as Chief Executive Officer. The Board believes that based on the size of the Company and Ms. DeMarse’s performance as Chief Executive Officer since the commencement of her employment with the Company, the combined role of Chairman of the Board and Chief Executive Officer is appropriate, as it may strengthen investor confidence in our Company.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee (as well as the Audit Committee in the context of related

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party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third party search firms to assist it in identifying director candidates.

To have a potential director candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: (i) name and address of record of stockholder submitting the recommendation; (ii) name, age, business and residential address, educational background, current principal occupation and employment for the preceding five full fiscal years of the proposed director candidate; (iii) description of the qualifications and background of the proposed director candidate indicating the particular skills or expertise the candidate would bring to the Board; (iv) consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholder and to serve as a director if elected at such annual meeting; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held and a representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934; (vi) description of all relationships, arrangements or understandings between the stockholder and the proposed director candidate; (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director; and (viii) any other information required by the Company’s Amended and Restated By-Laws.

The Company’s Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders if submitted on a timely basis to the Company’s Secretary. Such submissions must be delivered to or mailed and received at the principal executive offices of the Company as set forth in its By-Laws, which currently require such notice to be provided not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting.

In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) leadership experience; (iii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iv) commitment to representing the interests of all stockholders of the Company; (v) diversity in skills, experience and background; (vi) ability to devote sufficient time to Board activities, including consideration of service on other public company boards; and (v) status under all applicable independence requirements.

The Nominating and Corporate Governance Committee process for evaluating a director candidate may include, without limitation, any or all of the following steps: (i) review publicly available information about the candidate; (ii) request additional information from the candidate (or the submitting stockholder) to review his or her qualifications; (iii) conduct interviews with the candidate; (iv) contact the candidate’s references and/or other sources of firsthand information about the candidate; (v) cause to be assembled information concerning the background and qualification of the candidate, including information concerning the candidate to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate; (vi) determine if the candidate satisfies minimum qualifications required by the Nominating and Corporate Governance Committee of candidates for election as director; (vii) determine if the candidate possesses any of the specific qualities or skills that under the Nominating and Corporate Governance Committee’s policies must be possessed by one or more members of the Board; (viii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (ix) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

Candidates recommended by stockholders will be considered under the same criteria as candidates recommended by other sources. However, only those recommendations whose submission complies with the procedural requirements of the By-Laws and the procedural requirements adopted by the Nominating and Corporate Governance Committee will be considered. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In evaluating current director candidates for re-election to the Board, the Nominating and Corporate Governance Committee may also take into consideration the director’s record of attendance at Board and committee meetings. The Company’s Policy and Procedures for Nomination of Directors, as adopted by the Board on March 7, 2013, is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

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Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Communications with the Board of Directors

The Board has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending an email to boardcommunications@thestreet.com or a written communication to the Board or the appropriate committee or director c/o the Secretary at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties. Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis. Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

The Board encourages all directors to attend annual meetings of the stockholders of the Company. Seven of the eight members of the Board serving at the time of the 2012 Annual Meeting attended the meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K. The Company’s Code of Business Conduct and Ethics is publicly available in the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Related Person Transaction Policy and Procedures

The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying Nasdaq rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;
(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
(3)	the benefits to the Company of the proposed transaction;
(4)	the impact on a director’s independence;
(5)	the availability of other sources for comparable products or services;
(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and
(7)	any other matters the Audit Committee deems appropriate.
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In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, the Compensation Committee consisted of Mr. Gruver, Mr. Marshall and Mr. Shah. Each of them is (or in the case of Mr. Marshall, was) independent, and none of them are employees or former employees of the Company. During fiscal 2012, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

Compensation of Directors

Following is a general description of our current director compensation policy which is intended to compensate, incentivize and retain our independent directors.

•	Annual Cash Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

•

Equity Grant for Board Membership. Each non-employee director receives an annual grant of RSUs awarded under an equity compensation plan approved by the Company’s stockholders. The RSUs are awarded on the first business day of each year and valued at $60,000 for all non-employee directors. The RSU value is calculated based upon the closing price of the Company’s common stock on the date of grant. The RSUs vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service. If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be prorated to reflect the partial year of service, and will vest on the first business day of the following calendar year.

•	Equity Grant for Board Committee Membership. Each non-employee director who serves on the Company’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, with respect to each such committee membership, an annual grant of 5,000 stock options. The stock options are awarded on the first business day of each year and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock options vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service, and expire on the fifth anniversary of the date of grant. If a non-employee director is appointed to any one or more of the Company’s standing committees after the first business day of a year, the $5,000 grant with respect to each such committee membership shall be prorated to reflect the partial year of service and will vest on the first business day of the following calendar year.

•	Chairmanship Fees. In addition to the fees set forth above, in fiscal year 2012, the chairperson of each committee revived the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter), to compensate him or her for the additional responsibilities and duties of the position:

•	Audit – $20,000

•	Compensation – $15,000

•	Nominating and Corporate Governance – $10,000.

Additionally, non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See the section of this Proxy Statement entitled “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer, in his capacity as an employee of the Company.

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The below table reflects the total compensation our directors earned during fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Ronni Ballowe(4)	16,667	60,000	4,718	1,667	83,052

James J. Cramer(5)	—	—	—	—	—

Elisabeth DeMarse(6)	—	—	—	—	—

Sarah Fay(7)	17,500	35, 245	1,231	541	54,517

William R. Gruver(8)	45,000	60,000	4,718	1,667	111,385

Keith Hall(9)	8,333	9,180	418	—	17,931

Derek Irwin(10)	37,500	60,000	4,718	1,667	103,885

Christopher Marshall(11)	30,000	60,000	2,359	1,667	94,026

Daryl Otte(12)	—	—	—	—	—

Martin Peretz(13)	12,500	60,000	—	1,667	74,167

Vivek Shah(14)	35,833	60,000	4,718	1,667	102,218

Mark Walsh(15)	17,500	35,245	1,231	541	54,517

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. On January 3, 2012, each non-employee director was granted 33,333 RSUs, having a grant date fair value of $1.80 per share. Upon joining the board (i) Ms. Fay and Mr. Walsh were each granted 21, 623 RSUs on May 31, 2012, having a grant date fair value of $1.63 per share, and (ii) Mr. Hall was granted 5,702 RSUs on November 6, 2012, having a grant date fair value of $1.61 per share. Each RSU award in the table above includes the grant of dividend equivalents, as applicable, with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column. As of December 31, 2012, (i) Ms. Ballowe, Mr. Gruver, Mr. Irwin, Mr. Marshall, Mr. Peretz, and Mr. Shah each held 33,333 unvested RSUs, all of which vested on January 3, 2013; and (ii) Ms. Fay and Mr. Walsh held 21,623 unvested RSUs, and Mr. Hall held 5,702 unvested RSUs, all of which vested on January 2, 2013.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2013. On January 3, 2012, each non-employee director serving on one or more of the Company’s Committees was granted 5,000 stock options per each such membership, which vested on January 3, 2013, have an exercise price of $1.80 per share (the closing price of the Company’s common stock on the date of grant) and expire on January 3, 2017. Upon joining the board (i) 2,937 stock options were granted to Ms. Fay and Mr. Walsh on May 31, 2012, which vested on January 2, 2013, have an exercise price of $1.63 per share and expire on May 31, 2017, and (ii) 765 stock options were granted to Mr. Hall on November 6, 2012 which vested on January 2, 2013, have an exercise price of $1.61 per share and expire on November 6, 2017. As of December 31, 2012, the following directors held options to purchase the following number of shares of Company common stock, each of which stock options vested January 2, 2013: each of Ms. Ballowe, Mr. Gruver, Mr. Irwin and Mr. Shah, 10,000 shares; each of Ms. Fay and Mr. Walsh, 2,937 shares; Mr. Hall, 765 shares; and Mr. Marshall, 5,000 shares.

(3)	Consists of dividend equivalents accrued on RSUs held by such directors in fiscal 2012.
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(4)	Ms. Ballowe ceased to be a director of the Company effective as of May 31, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer, and a pro rata portion of the $10,000 annual fee for duties associated with chairing the Nominating and Corporate Governance Committee.

(5)	Mr. Cramer is a director and an employee but not an executive officer of the Company. Compensation for his services as an employee is described in the section of this Proxy Statement entitled “Transactions with Related Persons.” Mr. Cramer did not receive separate consideration for his service as a director.

(6)	Ms. DeMarse’s compensation for her service as the Company’s Chief Executive Officer is described in the section of this Proxy Statement entitled “Executive Compensation.” Ms. DeMarse does not receive separate consideration for her service as a director and Chairman of the Board.

(7)	Ms. Fay was elected to the Board effective as of May 31, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer. Stock awards reflect a pro rata portion of a $60,000 annual RSU grant, and a pro rata portion of the annual grant of 5,000 stock options associated with serving as a member of the Nominating and Corporate Governance Committee.

(8)	Cash compensation includes an annual fee of $15,000 for duties associated with chairing the Compensation Committee.

(9)	Mr. Hall was elected to the Board effective as of November 6, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer, and a pro rata portion of the $20,000 annual fee for duties associated with chairing the Audit Committee. Stock awards reflect a pro rata portion of a $60,000 annual RSU grant, and a pro rata portion of the annual grant of 5,000 stock options associated with serving as a member of the Audit Committee.

(10)	Mr. Irwin ceased to be a director of the effective as of on September 14, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer, and a pro rata portion of the $20,000 annual fee for duties associated with chairing the Audit Committee.

(11)	Mr. Marshall ceased to be a director of the Company effective as of March 31, 2013.

(12)	Mr. Otte served as a director of the Company in fiscal year 2012. Mr. Otte ceased to be a director and resigned as Chief Executive Officer of the Company, in both instances, effective as of March 7, 2012. Mr. Otte’s compensation for service as the Company’s Chief Executive Officer during fiscal year 2012 is described in the section of this Proxy Statement entitled “Compensation and Other Information Concerning Officers.” Mr. Otte did not receive separate consideration for his service as a director.

(13)	Mr. Peretz ceased to be a director of the Company effective as of May 31, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer.

(14)	Mr. Shah was appointed chairman of the Nominating and Corporate Governance Committee effective as of May 31, 2012. Cash compensation includes a pro rata portion of the $10,000 annual fee for duties associated with chairing the Nominating and Corporate Governance Committee.

(15)	Mr. Walsh was elected to the Board effective as of May 31, 2012. Cash compensation includes a pro rata portion of the $30,000 annual retainer. Stock awards reflect a pro rata portion of a $60,000 annual RSU grant, and a pro rata portion of the annual grant of 5,000 stock options associated with serving as a member of the Audit Committee.

Stock Ownership of Directors

Pursuant to the stock ownership guidelines under the Company’s director compensation policy originally approved by the Board in 2006 and most recently amended in December 2011, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. Each director who has served as a director continuously since January 1, 2007 was expected to be in compliance with this guideline by January 1, 2011. Each director who joined or joins the Company after January 1, 2007 is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders.

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PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THESTREET, INC.
2007 PERFORMANCE INCENTIVE PLAN

Proposed Plan Amendments

•	3,500,000 additional shares are authorized under the plan;

•	10-year plan term, expiring in April 2023; and

•	Dividend equivalents granted with respect to performance-based equity awards will only be payable upon the achievement of such performance-based metrics.

You are being asked to approve the amendment and restatement of the Company’s 2007 Performance Incentive Plan, as amended in May 2008, May 2010 and as further amended in April 2013 (the “2007 Plan”), as attached hereto as Appendix A. The amendment and restatement of the 2007 Plan (the “Amendment”) will increase the number of shares of our common stock that may be issued by 3,500,000 shares. Prior to this Amendment, the 2007 Plan authorized the issuance of up to 4,250,000 shares of our common stock plus unused shares from the Company’s 1998 Stock Incentive Plan, which total of 1,599,746 shares, bringing the cumulative number of shares issuable under the 2007 Plan from its inception to 9,349,746. The 2007 Plan authorizes the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), other stock-based awards, and cash performance awards. The Amendment also provides that all of the 3,500,000 shares being added by the Amendment may be used for any of the forms of awards authorized under the plan, including incentive stock options; prior to the Amendment, the 2007 Plan authorized a maximum of 3,000,000 shares for grants of incentive stock options. In addition to increasing the share reserve, the Amendment also modifies the 2007 Plan to (i) impose a 10-year term, which will expire in April 2023 and (ii) provides that dividend equivalents granted with respect to performance-based equity awards will only be payable upon the achievement of such performance-based metrics.

Reasons Why Shareholders Should Support the Plan

•	Attract and retain the best possible candidates.

•	3,500,000 authorization expected to provide the Company with sufficient shares for equity award grants for a 3-5 year period.

•	Only 211,797 shares of our common stock remained available for future grant of equity awards under the 2007 Plan as of March 1, 2013.

•	Providing awards for newly hired executive officers and employees of recent acquired companies had a substantial impact on the existing share reserve.

In April 2013, the Company’s Compensation Committee recommended and the Company’s full Board adopted the Amendment, subject to shareholder approval. The Company’s Compensation Committee and the full Board believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program as part of our overall compensation philosophy. Long-term equity awards aligns the interest of the executives and the shareholders and, therefore, is a key element in designing compensation packages attractive enough to recruit and retain the most talent people and link compensation to the performance of the Company. The prior share reserve increase of 2,000,000 in May 2010 was initially established to provide the Company with sufficient shares for equity award grants for a 3-5 year period. As a result of (i) a change in substantially all of the executive officers who received initial equity award grants (based on current Company philosophy such awards were granted as options rather than RSUS which further depleted the existing share reserve) and (ii) an acquisition during 2012 that required across the board grants to employees, only 211,797 shares of our common stock remained available for future grant of equity awards under the 2007 Plan as of March 1, 2013. Our Compensation Committee and full Board do not believe the existing share reserve will be sufficient to meet our future anticipated needs. Without an increase to the share reserve, we anticipate running out of shares to grant future equity awards prior to the end of calendar year 2013. Absent the ability to grant equity awards in the future, it would be extremely difficult for the Company to attract and retain the most talented employees. Additionally, the lack of additional shares would make it difficult to adhere to our compensation philosophy of tying a substantial portion of the total compensation package for executive officers to future performance of the Company to align the interests of executives and shareholders.

We determined the requested share reserve increase of 3,500,000 by modeling our anticipated future needs based on scheduled grants to directors, anticipated grants to executive-level employees, new hire grants for non-executive employees and refresher or promotion grants. We had to make certain assumptions in our modeling and, therefore, the actual future needs of the Company may be more or less than 3,500,000 shares, but based on our analysis, we determined that an additional 3,500,000 shares represents a reasonable estimate of our future needs. At a minimum, we expect the additional shares to be sufficient until the 2015 proxy when we anticipate submitting the 2007 Plan to shareholder approval for purposes of Code Section 162(m).

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Taking into account the unexpected needs based on the turnover of executive officers and providing broad-based equity awards in an acquisition, our historical usage of the current share reserve has been reasonable based on our three-year average burn rate of 6.3%.

The following summary of the 2007 Plan as proposed to be amended and restated is qualified in its entirety by the full text of the 2007 Plan as proposed to be amended and restated, which is included as Appendix A to this Proxy Statement.

Description of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to enable the Company to attract and motivate highly qualified employees, directors, consultants, and outside contributors to the Company’s products and services, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance.

Eligibility. Awards may be granted to current and prospective employees, directors, consultants and outside contributors to the Company’s products and services.

Administration. The 2007 Plan will continue to be administered by the Compensation Committee, which consists of non-employee directors. The Compensation Committee has the authority to establish rules and guidelines for the administration of the 2007 Plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of awards; amend awards; interpret the 2007 Plan and award documents; and make all determinations necessary for the administration of the 2007 Plan. The Compensation Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors, provided that the Compensation Committee specifies the total number of shares as to which awards may be granted under such a delegation.

Shares Available for Awards. Assuming shareholders approve this proposal, a cumulative total of 9,349,746 shares of our common stock will have been reserved for issuance under the 2007 Plan (in addition to any unused shares from the Company’s 1998 Stock Incentive Plan, which was rolled into the 2007 plan upon its original adoption). If any shares covered by an award under the 2007 Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the plan. Shares withheld from awards for the payment of tax withholding obligations, shares surrendered to pay the exercise price of stock options, and shares that were not issued as a result of the net exercise or net settlement of stock options or stock appreciation rights will also become available for future awards under the plan. No individual may be granted any combination of stock options, SARs, restricted stock, RSUs, or other stock-based awards with respect to more than 1,000,000 shares in any fiscal year. The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock.

Stock Options and Stock Appreciation Rights. The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant. Repricing is prohibited. The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise. No more than a cumulative total of 6,500,000 shares may be issued with respect to incentive stock options.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Committee may provide for payment of an RSU award upon vesting or at a later date. The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid; provided, however, that dividend equivalents granted with respect to performance-based awards may only be paid upon achievement of the applicable performance-based metrics.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine.

Cash Awards. The Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award. The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to performance periods of one year or multiple years. The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts. The maximum cash award which may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7 million.

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Performance Awards. The Committee may grant performance awards, which may be cash or other awards authorized by the 2007 Plan, which are payable upon the achievement of performance goals during performance periods, as established by the Committee. Performance awards may, but need not, be structured to comply with the requirements for deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	net earnings or net income (before or after taxes);
(2)	earnings per share;
(3)	net sales or revenue growth;
(4)	gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	net operating profit (or reduction in operating loss);
(6)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	earnings before or after taxes, interest, depreciation, and/or amortization;
(9)	gross or operating margins;
(10)	productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	stock price (including, but not limited to, growth measures and total shareholder return);
(12)	stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);
(13)	expense targets;
(14)	margins;
(15)	operating efficiency;
(16)	market share;
(17)	customer satisfaction;
(18)	employee satisfaction or retention;
(19)	development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	working capital targets;
(21)	economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(22)	market value added;
(23)	debt to equity ratio;
(24)	strategic business goals relating to acquisitions, divestitures and joint ventures;
(25)	business goals relating to web sites operated by the Company;
(26)	business goals relating to advertising on Company web sites; and
(27)	business goals relating to subscriptions to Company products and services.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Change in Control. The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of a majority of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s board, (3) a merger in which the Company’s shareholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) shareholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, the Board will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the 2007 Plan; changing the per-participant limitation on awards; and changing the number of shares (or amount of other property) subject to outstanding awards and the purchase or exercise price of outstanding awards.

Amendments. The Board may amend the 2007 Plan from time to time. The Board will seek shareholder approval of material amendments to the 2007 Plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing.

Termination. Unless terminated earlier, the 2007 Plan will terminate effective April 2023. However no award intended to

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qualify as performance-based compensation under Section 162(m) of the tax code (other than stock options and SARs) may be granted after the Company’s annual meeting held in 2015 unless the material terms of the performance goals have been approved by shareholders within the five years prior to such grant. In addition, the Board may discontinue the 2007 Plan at any time, subject to any rights under previously-granted awards.

Federal Income Tax Consequences

The following is a very general description of some of the basic tax principles that apply to awards under the 2007 Plan. The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the 2007 Plan, including stock appreciation rights, restricted stock, RSUs and cash awards, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m). The Company intends that options and SARs granted under the 2007 Plan will qualify as performance-based compensation under Section 162(m). The Company intends to make all or a portion of the future annual bonus awards to executive officers as cash performance awards under the 2007 Plan that qualify for deductibility under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan, such as restricted stock, RSUs and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2007 Plan. Different tax rules may apply to specific participants and transactions under the 2007 Plan.

New Plan Benefits

All awards are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2007 Plan are not determinable.

Miscellaneous

On April 26, 2013, the closing price of the Company’s common stock as reported on the Nasdaq Stock Exchange was $1.94.

Approval of the amendment and restatement of the 2007 Plan requires the affirmative vote of a majority of the total votes present at the meeting (in person or by proxy) and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

The Board of Directors recommends that stockholders vote FOR approval of the amendment and restatement of the Company’s 2007 Performance Incentive Plan.

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EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding awards granted under the 2007 Plan and the Company’s 1998 Stock Incentive Plan, the Company’s only equity compensation plans, as of December 31, 2012. This table does not include the shares which will become issuable under the proposed amendment of the 2007 Plan upon its approval by shareholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)

Equity compensation plans approved by stockholders	2,539,516	$1.94	546,212	(2)
Equity compensation plans not approved by stockholders(1)	1,625,360	$1.42	—

(1)	Includes inducement option grants made pursuant to NASDAQ Listing Rule 5635(c).

(2)	Aggregate number of shares available for grant under the 2007 Plan, which grants may be in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards in the discretion of the Board of Directors, with respect to non-employee director grants, or the Compensation Committee, with respect to all other grants. The 2007 Plan also authorizes cash performance awards.
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PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee has selected BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Company is submitting its selection of BDO for ratification by the stockholders at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. For the fiscal year ended December 31, 2012, KPMG LLP (“KPMG”) served as our independent registered public accounting firm. See “—Changes in Independent Registered Public Accounting Firm” below. The Company does not expect that a representative of KPMG will be present at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the ratification of BDO as the Company’s independent registered public accounting firm.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was KPMG with respect to fiscal years ended December 31, 2012 and 2011. The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for services rendered with respect to such fiscal years:

	2012	2011
Audit fees(1)	$666,200	$480,000
Audit-related fees	—	—
Tax fees(2)	62,000	54,000
All other fees	—	—
Total Fees	$728,200	$534,000

(1)	In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, including during 2012 audit work performed in connection with the acquisition of The Deal, LLC.

(2)	Tax fees for 2012 related to preparation and filing of the Company’s fiscal 2011 taxes returns. Tax fees for 2011 related to preparation and filing of the Company’s fiscal 2010 tax returns.

The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

Change in Independent Registered Public Accounting Firm

On April 24, 2013, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm, effective as of the date that KPMG completes its review of the Company’s consolidated financial statements for the three months ended March 31, 2013. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through April 24, 2013, there were (a) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (b) no reportable events. The Company provided KPMG with a copy of the disclosures made in a Current Report of Form 8-K prior to the time the Form 8-K was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC as to whether or not it agreed with the Company’s statements made therein. A copy of the letter from KPMG dated April 29, 2013 was filed as Exhibit 16.1 to the Form 8-K.

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On April 24, 2013, the Audit Committee approved the engagement of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In deciding to engage BDO, the Audit Committee reviewed auditor independence and existing relationships with BDO and concluded that BDO has no commercial relationships which would impair its independence. During the years ended December 31, 2012 and 2011 and through the subsequent interim period through April 24, 2013, neither the Company nor anyone on its behalf has consulted with BDO on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

2012 Audit Committee Report

The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Audit Committee operates pursuant to a written charter adopted by the Board, which is publicly available on the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Generally, at meetings of the Audit Committee held during fiscal 2012 and 2013, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s general counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2012, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as management’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee has also discussed with the independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. The Audit Committee considered with the independent registered public accounting firm whether the provision of non-audit services provided by them to the Company during 2012 was compatible with their independence.

Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement. Accordingly, the Audit Committee met with senior members of the Company’s financial management team in private sessions to discuss KPMG’s performance.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing

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standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Keith Hall, Chairman

Sarah Fay

William R. Gruver

Mark Walsh

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COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Executive Compensation Overview

The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of, and awarding long-term incentives under, the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

In establishing and managing compensation for the executive officers, the Compensation Committee intends to enhance stockholders’ long-term interests by:

•	motivating executive officers to achieve the highest levels of performance;

•	recruiting and retaining talented employees;

•	competing with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and

•	creating a compensation environment driven by accountability.

Consistent with the preceding, the Compensation Committee’s philosophy with respect to long-term incentives under the 2007 Plan is to limit initial equity awards to new executive officers to options. The purpose is to ensure that initially the executive officers’ long-term equity incentives are dependent upon the performance of the Company. For long-term equity incentives to existing executive officers, the Compensation Committee will use a mixture of options and restricted stock units reflective of the contributions of the executive officers to the Company’s performance. The use of restricted stock units enables the Compensation Committee to limit dilution while properly incentivizing executive officers and linking compensation to Company performance.

Commitment to Establishing Market-Appropriate Compensation

The Company and the Compensation Committee’s commitment to establishing market-appropriate compensation packages aligned with shareholders’ long-term interest for executive officers was evident in the hiring in March 2012 of Ms. DeMarse as the new President and Chief Executive Officer. Ms. DeMarse base salary is less than her predecessor and Ms. DeMarse does not participate in the Company’s short-term cash bonus plan. Additionally, consistent with the above philosophy, Ms. DeMarse’s initial equity award consists solely of stock options and she did not receive any full value awards such as restricted stock units. Ms. DeMarse has brought this same equity philosophy forward with the recent hiring of Mr. Ferrara as the new Chief Financial Officer in February 2013. As with Ms. DeMarse, Mr. Ferrara’s total cash compensation is less than his predecessor and his initial equity award consists solely of stock options.

The compensation packages for the recently hired executive officers reflects the Compensation Committee’s philosophy of providing reduced cash compensation and linking a greater portion of total compensation to the performance of the Company, in alignment with the Company’s stockholders.

Agreements with Current Executive Officers

Elisabeth DeMarse – Chairman, President and Chief Executive Officer

On March 7, 2012, the Company executed an offer letter with Ms. DeMarse that provides she will serve as President and Chief Executive Officer of the Company and be appointed as a director of the Board (Ms. DeMarse was appointed Chair of the Board in May 2012). Pursuant to the offer letter, Ms. DeMarse receives a base salary of $400,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board. She does not have any target annual cash incentive bonus. In connection with her hiring, on March 7, 2012, Ms. DeMarse received a sign-on bonus of $200,000, which would be repayable in full if she resigned her employment or was terminated for Cause (as defined in the severance agreement described below) before the first anniversary of her start date and as to half of such amount if she resigns her employment or is terminated for Cause on or after the first anniversary of her start date but before the second anniversary of her start date.

Also on March 7, 2012, the Company granted Ms. DeMarse an option to purchase 1,750,000 shares of the Company’s common stock. The stock option has a seven year term, an exercise price of $1.80 per share, the closing price of the Company’s common stock on the date of grant, and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided her continued employment through each vesting date, and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The stock option agreements (one reflecting a portion of the stock option intended to qualify as an incentive stock option and the balance to be treated as a non-qualified stock option) each contain a variety of restrictive covenants and provide that the Company may claw back a specified amount in the event Ms. DeMarse engages in any Competitive Activity (as defined

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in the option agreements) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality (all as described in the option agreement) within (i) eighteen months after delivery of shares of common stock upon exercise of the applicable option or (ii) one year of the cessation of Ms. DeMarse’s employment with the Company. In accordance with the offer letter, the Company and Ms. DeMarse also executed a Stock Purchase Agreement on March 7, 2012, under which Ms. DeMarse purchased from the Company a total of 75,000 shares of the Company’s common stock for an aggregate purchase price of $135,000, representing a per share price equal to the closing price of the Company’s common stock on the date of sale.

Ms. DeMarse and the Company have entered into a Severance Agreement dated March 7, 2012 (the “DeMarse Severance Agreement”), which provides that in the event that Ms. DeMarse’s employment with the Company or any successor was terminated by the Company or successor without cause (as defined in the option agreements) prior to the fifth anniversary of her start date and she executes a release in the form attached to the severance agreement, (i) she will be entitled to receive a lump-sum payment equal to twelve months of her base salary (at the annual rate in effect as of the time of termination, but not less than $400,000) as well as up to eighteen months of COBRA premiums; (ii) the number of shares of common stock subject to stock options, stock appreciation rights, restricted stock, RSUs or other stock-based awards (“equity awards”) deemed vested (and, in the case of stock options or stock appreciation rights, exercisable) upon the termination of her employment would be equal to the number of equity awards that would have vested (and become exercisable as applicable) if her employment had continued through the first anniversary of her termination date and then been terminated without cause; and (iii) the vesting of any remaining equity awards shall be suspended and be forfeited on the six month anniversary of her termination date unless a definitive agreement, tender offer or letter of intent respecting a Change of Control (as defined in the severance agreement) is entered into or received by the Company after the date of severance agreement but prior to such six month anniversary, in which case such remaining equity awards would be forfeited and expire on the first anniversary of her termination date unless a Change of Control as contemplated is consummated by such first anniversary, in which case such remaining equity awards would vest (and become exercisable as applicable) immediately upon the consummation of such Change of Control. The severance agreement also contains restrictive covenants prohibiting Ms. DeMarse from competing with the Company or soliciting its employees, clients or vendors for a period of one year after her termination date.

In addition, pursuant to Ms. DeMarse’s two option agreements with the Company each dated as of March 7, 2012, the then-unvested portion of the option grants would become exercisable upon the occurrence of any of the following, provided that such portion of the option only may be exercised within one hundred and eighty calendar days from the occurrence of such event: (i) in the event Ms. DeMarse’s employment was terminated by the Company without Cause or by Ms. DeMarse for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately exercisable upon the termination of Ms. DeMarse’s employment without Cause or by Ms. DeMarse for Good Reason. Ms. DeMarse is subject to a variety of restrictive covenants.

John C. Ferrara –Current Chief Financial Officer

On February 1, 2013, the Company executed an offer letter with Mr. Ferrara that provides he will serve as Chief Financial Officer of the Company. Pursuant to the offer letter, Mr. Ferrara receives a base salary of $220,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board, and has a target annual bonus, calculated quarterly, of up to 40% of his annualized base pay in 2013 (determined by the Company at its sole discretion), contingent upon Mr. Ferrara’s individual performance and performance of the Company. In connection with his hiring, on February 25, 2013, Mr. Ferrara received a sign-on bonus of $10,000.

In addition, the Company and Mr. Ferrara agreed to a severance provision in Mr. Ferrara’s offer letter which provides that in the event that his employment with the Company or a successor is terminated by the Company or successor without Cause (as defined by the option agreement) and he executes a form release previously provided to him by the Company, he will receive: (i) a severance payment (the “Severance Payment”) equal to six months of his current base salary; provided, however, if such termination occurs during the period commencing fifteen days prior to a “Change of Control” (as defined in the 2007 Incentive Plan) and ending on the twelve month anniversary of such Change of Control, the Severance Payment will be increased to twelve months of his current base salary; and (ii) payment for COBRA medical insurance premiums on Mr. Ferrara’s behalf until the earlier of (a) the number of months equal to the Severance Period (as defined by the offer letter), or (b) the date upon which he and/or his eligible dependents becomes covered under similar plans.

Also on February 25, 2013, the Company granted Mr. Ferrara an option to purchase 325,000 shares of the Company’s common stock. The stock option has an exercise price of $1.86 per share, the closing price of the Company’s common stock on the date of grant, has a term of seven years and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to acceleration or forfeiture upon the occurrence of certain events as set forth in his option agreement. The option agreement with respect to this grant provides that the Company reserves the right to claw back any shares

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of common stock delivered under the option agreement in the event that, within one year of the cessation of Mr. Ferrara’s employment with the Company, Mr. Ferrara engages in any Competitive Activity (as defined in the option agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the option agreement. The restrictive covenants in the option grant have the following duration: non-solicitation of employees, clients and vendors, six months following Mr. Ferrara’s separation date (provided that if his separation date occurs during the period commencing fifteen days prior to a Change of Control (as defined in the Plan) and ending one year after such Change of Control, the duration shall be twelve months); non-disparagement and confidentiality obligations, perpetual.

Erwin Eichmann – Vice President, Corporate and Business Development, General Counsel and Secretary

On August 13, 2012, the Company executed an offer letter with Mr. Eichmann that provides he will serve as Vice President, Corporate and Business Development, and General Counsel of the Company (Mr. Eichmann was appointed Secretary of the Company by the Board, on August 27, 2012). Pursuant to the offer letter, Mr. Eichmann receives a base salary of $220,000 per annum, and has a target annual bonus, calculated quarterly, of up to 30% of his annualized base pay in 2012 (determined by the Company at its sole discretion), contingent upon Mr. Eichmann’s individual performance and performance of the Company. In connection with his hiring, on August 13, 2012, Mr. Eichmann received a sign-on bonus of $16,104, which would be repayable in full if he resigned his employment or was terminated for Cause (as defined in the severance agreement described below) before the first anniversary of his start date.

On August 17, 2012, the Company also granted Mr. Eichmann an option to purchase 150,000 shares of the Company’s common stock. The stock option has a five year term, an exercise price of $1.41 per share, the closing price of the Company’s common stock on the date of grant, and vests over a period of four years, with 25% vesting on August 17, 2013 and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to accelerated vesting upon the occurrence of certain events as described in the section of the Proxy Statement entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The option agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the option agreement in the event that, within one year of the cessation of Mr. Eichmann’s employment with the Company, Mr. Eichmann engages in any Competitive Activity (as defined in the option agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the option agreement. The restrictive covenants in the option grant have the following duration: non-solicitation of employees, clients and vendors, through the first anniversary of Mr. Eichmann’s separation date; non-disparagement and confidentiality obligations, perpetual. On February 1, 2013, Mr. Eichmann also was awarded 25,000 RSUs, with 25% vesting on February 1, 2014 and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to accelerated vesting upon the occurrence of certain events as described in the section of the Proxy Statement entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The agreement for this RSU grant contains claw back and restrictive covenant provisions similar to those of his August 2012 option grant.

Mr. Eichmann and the Company have not entered into a Severance Agreement. However, pursuant to option agreement dated August 17, 2012 and RSU agreement dated February 1, 2013, between Mr. Eichmann and the Company, the then-unvested portion of the respective grants would become fully vested (and exercisable, with respect to the option) upon the occurrence of any of the following, provided that such portion of the option only may be exercised within ninety calendar days from the occurrence of such event: (i) in the event Mr. Eichmann’s employment was terminated by the Company without Cause or by Mr. Eichmann for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested (and exercisable, with respect to the option) upon the termination of Mr. Eichmann’s employment without Cause or by Mr. Eichmann for Good Reason. Mr. Eichmann is subject to a variety of restrictive covenants, described above under the heading “Employment Agreements.”

Provisions Generally Applicable to Current Executive Officers

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice. “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and

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directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and for a period of two years following termination, not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, the applicable RSU and stock option agreements provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period of two years following termination.

Agreements with Former Executive Officers

Daryl Otte – Former President and Chief Executive Officer

On March 7, 2012, Mr. Otte resigned as President and Chief Executive Officer of Company. In connection with his resignation, Mr. Otte and the Company entered into a separation agreement and mutual release on December 21, 2011 (the “Otte Separation Agreement”). Pursuant to the Otte Separation Agreement, Mr. Otte continued to provide his full-time services to the Company and for services rendered in 2012, received $112,500, the amount equal to his base salary at his then current rate of $450,000 per annum through his separation date. In addition, Mr. Otte received severance in the amount of $900,000 plus $4,310 in accrued or unused vacation days, as well as $6,288 in payments for COBRA medical insurance premiums on Mr. Otte’s behalf for twelve months. Also, on his separation date, 520,000 RSUs that were unvested under the RSU agreement between the Company and Mr. Otte dated as of June 9, 2009 (the “2009 Grant”) became vested; as did 12,500 RSUs and 45,000 stock options that were unvested or unexercisable under the respective RSU and option agreements between the parties, each dated as of March 28, 2011 (collectively “2011 Grants”). The remaining 37,500 RSUs and 135,000 stock options underlying the 2011 Grants were forfeited and expired on July 1, 2012. In accordance with the Otte Separation Agreement, the Company also paid Mr. Otte a bonus for 2011 of $383,175 pursuant to the Company’s 2011 incentive plan, and a pro-rated 2012 bonus of $31,931, one-twelfth of the bonus paid for 2011. Mr. Otte agreed to release the Company from all claims and liabilities under federal and state laws arising prior to the separation date.

Thomas Etergino – Former Executive Vice President, Chief Financial Officer

On February 22, 2013, Mr. Etergino resigned as Executive Vice President and Chief Financial Officer of the Company. Following such date, Mr. Etergino was no longer required to perform any services for the Company; however, he remained an employee until his actual separation date of February 28, 2013. In connection with his resignation, on December 31, 2012, Mr. Etergino and the Company entered into a separation agreement and mutual release (the “Etergino Separation Agreement”).

Pursuant to the Etergino Separation Agreement, Mr. Etergino continued to provide his full-time services to the Company through February 22, 2013 and received a base salary at his then current rate of $292,500 per annum through February 28, 2013. In addition, Mr. Etergino received severance in the amount of $243,750 ($0 in accrued or unused vacation days), as well as payment for COBRA medical insurance premiums on Mr. Etergino’s behalf for up to nine months. Also, on his separation date, 160,000 RSUs underlying a grant of 200,000 RSUs on September 7, 2010 that were unvested became vested; as did 6,252 RSUs and 18,756 stock options underlying the 2011 Grants that were unvested or unexercisable. The vested portion of such option is only excisable until May 29, 2013, at which point it expires. The Company also paid Mr. Etergino a bonus for 2012 of $246,224 pursuant to the 2012 Incentive Program, and a pro-rated bonus with respect to the first quarter of fiscal year 2013 of $35,953. Mr. Etergino agreed to release the Company from all claims and liabilities under federal and state laws arising prior to the separation date.

Gregory E. Barton – Former Executive Vice President, Business and Legal Affairs, General Counsel and Secretary

On July 13, 2012, Mr. Barton resigned as Executive Vice President of Business and Legal Affairs, General Counsel and Secretary of the Company. In connection with his resignation, Mr. Barton and the Company entered into a separation agreement and mutual release on June 26, 2012 (the “Barton Separation Agreement”).

Pursuant to the Barton Separation Agreement, Mr. Barton received severance in the amount of $225,000 plus $2,069 in accrued or unused vacation days, as well $6,205 in payments for COBRA medical insurance premiums on Mr. Barton’s behalf for four months. Also, on his separation date, 140,000 RSUs underlying a grant on June 2, 2009, that were unvested became vested; as did 6,252 RSUs and 11,256 stock options underlying the 2011 Grants that were unvested or unexercisable. The remainder of the RSUs, with respect to 10,936 shares and the stock option were forfeited and expired by January 2013. The Company also paid Mr. Barton a bonus for the first half of fiscal year 2012 of $32,297. Mr. Barton agreed to release the Company from all claims and liabilities under federal and state laws arising prior to the separation date.

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Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our executive officers during the fiscal years ended December 31, 2012 and December 31, 2011. As a “smaller reporting company” as such term is defined in the rules promulgated under the Securities Act, the table includes the information required for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Additionally, in accordance with the disclosure requirements, the table includes our former Chief Executive Officer who resigned in 2012 and an additional executive officer for whom disclosure would have been required but for the fact that he was not employed by the Company at the end of fiscal year 2012 (these individuals are collectively referred to as our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)		Total ($)

Elisabeth DeMarse(9)	2012	327,395	200,000	—	832,013	—	—	5,050		1,364,458
President and Chief Executive Officer	2011	—	—	—	—	—	—	—		—

Daryl Otte(10)	2012	112,500	—	—	—	31,931	—	1,179,100	(6)	1,323,531
Former President and Chief Executive Officer	2011	450,000	—	162,000	195,660	383,175	—	968,593	(6)	2,159,428

Thomas Etergino(11)	2012	300,625	—	—	—	246,224	—	325,203	(7)	872,052
Former Executive Vice President,	2011	325,000	22,447	81,000	81,525	207,553	—	25,805		743,330
Chief Financial Officer

Erwin Eichmann(12)	2012	85,029	16,104	—	74,165	26,625	—	2,223		204,146
Vice President, Corporate and	2011	—	—	—	—	—	—	—		—
Business Development, General
Counsel and Secretary

Gregory E. Barton(13)	2012	153,750	—	—	—	120,769	—	462,830	(8)	737,349
Former Executive Vice President,	2011	300,000	8,412	81,000	48,915	191,588	—	21,680		651,595
Business and Legal Affairs, General
Counsel and Secretary

(1)

Amounts shown in the “Bonus” column for Mr. Barton and Mr. Etergino reflect discretionary bonus payments awarded by the Compensation Committee outside of the 2011 short term cash incentive program. The amounts in the “Bonus” column for each of Ms. DeMarse and Mr. Eichmann reflect a one-time sign-on bonus awarded in connection with their respective hirings in 2012.

(2)	The amounts in the “Stock Awards” columns reflect the aggregate grant date fair value of RSU awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column.

(3)	The amounts in the “Option Awards” columns reflect the aggregate grant date fair value of stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2013.

(4)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year. For 2012 and 2011, all short-term cash incentive opportunities were granted as performance awards under the 2007 Plan.
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(5)	Amounts in the “All Other Compensation” column for each named executive officer include the following: (i) the Company’s matching contribution of contributions made by the employee to the Company’s 401(k) Plan; (ii) amounts paid by the Company with respect to group life insurance; (iii) payment of any accrued and unused vacation days; and (iv) amounts earned as dividend equivalents with respect to unvested RSUs, which dividend equivalents totaled the following amounts: (i) in 2012, Mr. Otte, $14,250; Mr. Etergino, $10,068; Mr. Barton, $8,068; and (ii) in 2011, Mr. Otte, $57,375; Mr. Etergino, $20,875; Mr. Barton, $16,750.

(6)	Amount in the “All Other Compensation” column for Mr. Otte for 2011 also includes the following amounts payable by the Company pursuant to the Otte Separation Agreement (as defined under the heading “Employment and Severance Agreements”): $900,000 in cash severance and $6,288 for the obligation to pay, for up to twelve months, the cost of premiums for continuation of any benefits that Mr. Etergino was eligible under COBRA to elect to, and did elect to, continue.. The amount in the “All Other Compensation” column for Mr. Otte for 2012 also includes the $1,155,525 value related to the March 31, 2012 vesting of 532,500 RSUs upon his separation date, measured at the closing price of the Company’s common stock on Monday, April 2, 2012 of $2.17 per share.

(7)	Amount in the “All Other Compensation” column for Mr. Etergino for 2012 also includes the $243,750 in cash severance payable by the Company pursuant to the Etergino Separation Agreement (as defined under the “Employment and Severance Agreements” section of this Proxy Statement) and $17,575 for the obligation to pay, for up to nine months, the cost of premiums for continuation of any benefits that Mr. Etergino was eligible under COBRA to elect to, and did elect to, continue. The amount in the “All Other Compensation” column for Mr. Etergino for 2012 does not include the following amounts payable to Mr. Etergino pursuant to the Etergino Separation Agreement related to services that Mr. Etergino rendered in 2013: (i) payment of his base salary at a rate of $292,500 per annum through his Resignation Date, as defined in the Etergino Separation Agreement; (ii) a prorated 2013 bonus in the amount of $35,953. The amount in the “All Other Compensation” column for Mr. Etergino for 2012 also does not include $307,566 in value related to the February 28, 2013 vesting of 166,252 RSUs upon his separation date, measured at the closing price of the Company’s common stock on Thursday, February 28, 2013 of $1.85 per share.

(8)	Amount in the “All Other Compensation” column for Mr. Barton for 2012 also include the following amounts payable by the Company pursuant to the Barton Separation Agreement (as defined under the heading “Employment Agreements”): (i) $225,000 in cash severance; (ii) $6,205 in premiums, on Mr. Barton’s behalf, for the four months of continuation of benefits that Mr. Barton elected to continue under COBRA; (iii) $216,453 in value related to the July 13, 2012 vesting of 146,252 RSUs upon his separation date, measured at the closing price of the Company’s common stock on Friday, July 13, 2012 of $1.48 per share.

(9)	In March 2012, Ms. DeMarse was hired as President and Chief Executive Officer. The amount in the “Salary Column” for Ms. DeMarse for 2012 reflects partial year compensation at $400,000 effective March 7, 2012.

(10)	In May 2009, Mr. Otte was hired as Chief Executive Officer. Mr. Otte resigned as Chief Executive Officer of the Company in March 2012. The amounts shown in the “Stock Awards” and “Option Awards” columns for 2011 reflect the fair value of the grants to Mr. Otte of RSUs and stock options on March 28, 2011. On December 21, 2011, the Company and Mr. Otte entered into the Separation Agreement, pursuant to which the vesting schedule of such RSUs and stock options (but not the exercise price of the stock options) was amended. The December 2011 modification of Mr. Otte’s March 2011 RSU and stock option awards did not result in incremental fair value. Rather, the modification resulted in the Company recording an expense related to such RSUs and stock options that was lower than reflected in the above table, primarily due to the fact that under GAAP, the modification was deemed a cancellation of the March 2011 RSUs and stock options and a grant of new RSUs and stock options and the fair value of the RSU and stock option grants as measured on December 21, 2011 was lower than the fair value of the RSU and stock option grants as measured on March 28, 2011, due primarily to the fact that the price per share of the Company’s common stock on December 21, 2011 was lower than the price on March 28, 2011. If Mr. Otte’s RSUs and stock options were treated as having been granted on December 21, 2011 rather than March 28, 2011, the following figures would have been reported in the “Stock Awards,” “Option Awards” and “Total” columns for 2011, respectively: $87,000, $64,240 and $1,953,008. The amount in the “Salary” column for 2012 reflects payment of Mr. Otte’s base salary at a rate of $450,000 per annum for services rendered through his separation date, pursuant to the Otte Separation Agreement.

(11)	In September 2010, Mr. Etergino was hired as Executive Vice President, Chief Financial Officer. Mr. Etergino resigned as Chief Financial Officer on February 22, 2013 and ceased to be an employee of the Company on February 28, 2013. The amount in the “Salary Column” for Mr. Etergino for 2012 reflects his base salary of $325,000, which was reduced to $292,500 effective April 1, 2012. The amounts shown in the “Stock Awards” and “Option Awards” columns for 2011 reflect the fair value of the grants to Mr. Etergino of RSUs and stock options on March 28, 2011.

(12)	In August 2012, Mr. Eichmann was hired as Executive Vice President, Business and Legal Affairs and General Counsel. The amount in the “Salary Column” for Mr. Eichmann for 2012 reflects partial year compensation at $220,000 effective August 13, 2012.
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(13)	In June 2009, Mr. Barton was hired as Executive Vice President, Business and Legal Affairs, General Counsel and Secretary. Mr. Barton resigned from the Company in July 2012. The amount in the “Salary Column” for Mr. Barton for 2012 reflects partial year compensation through July 13, 2012 at $300,000, which was reduced to $270,000 effective April 1, 2012. The amounts shown in the “Stock Awards” and “Option Awards” columns for 2011 reflect the fair value of the grants to Mr. Barton of RSUs and stock options on March 28, 2011.

Additional Disclosure Related to the Summary Compensation Table

Short-Term Cash Incentives

In 2012, the Company established a bonus program pursuant to which both current and former executive officers were eligible for annual bonuses, in each case expressed as a percentage of the executive’s base salary (pro-rated in the event employment commences during a fiscal year). For the current executive officers, the 2012 target bonus percentages were zero percent for Ms. DeMarse (pursuant to her employment letter), and 30% of salary for Mr. Eichmann. For the former officers, the 2012 target bonus percentage was 75% of salary for each of Mr. Barton and Mr. Etergino. Each executive’s target bonus was further allocated based on performance for multiple performance periods during 2012, as follows: (i) 50% of target annual bonus based on performance during the first two calendar quarters of 2012, of which 45% was payable on or before July 31, 2012 (the “First Half 2012 Bonus”); (ii) 25% of target annual bonus based on performance for the third calendar quarter of 2012, of which 22.5% was payable on or before October 31, 2012 ( the “Third Quarter 2012 Bonus”); and (iii) 25% of target annual bonus based on performance for the fourth calendar quarter of 2012, of which 22.5% payable on or before February 28, 2013 (the “Fourth Quarter 2012 Bonus”). The difference between the target and payable portions of the First Half 2012 Bonus, Third Quarter 2012 Bonus and Fourth Quarter 2012 Bonus represents a 10% holdback on each bonus payment. The aggregate amount of the full year holdbacks on bonuses was payable on or before February 28, 2013 (the “Holdback Bonus”).

In the first calendar half of 2012, the short-term cash incentive with respect to the target First Half 2012 Bonus was based on achievement of a cash operating expense target for the second calendar quarter (“Q2’12 Cash OpEx”) of less than $14,666,667. Potential payout for the First Half 2012 Bonus was calculated as follows: (i) no payout if Q2’12 Cash OpEx was more than $14,666,667; (ii) if Q2’12 Cash OpEx was equal or greater than $13,200,000 but not more than $14,666,667, a percentage of the target First Half 2012 Bonus equal to two times the percentage obtained by dividing $13,200,000 by Q2’12 Cash OpEx, minus 100%; and (iii) if Q2’12 Cash OpEx was less than $13,200,000, a percentage of the First Half 2012 Bonus equal to the percentage obtained by dividing $13,300,000 by the Q2’12 Cash OpEx. The short-term incentive with respect to the target Third Quarter 2012 Bonus was based 35% on achievement of a revenue target and 65% on achievement of a cash operating expense target (“Q3’12 Cash OpEx”) for the third calendar quarter. The level of performance targets for the third calendar quarter -- $11,631,000 for revenue and $12,061,000 for Cash OpEx — was determined in connection with the Company’s budget for the second calendar half of 2012. The formulas for payment were the same as those used under the First Half 2012 Bonus Program. The over goal/under goal calculation worked the same way for both revenue and cash expenses, although variances related to the revenue component worked mechanically in the opposite direction as compared to Cash OpEx, as higher revenue is considered an overachievement, while higher Cash OpEx is considered an underachievement. The short-term incentive with respect to the target Fourth Quarter 2012 Bonus was based 40% on achievement of a revenue target, 40% on achievement of a cash operating expense target (“Q4’12 Cash OpEx”) and 20% on individual performance measures (“MBO”) set by the CEO. The level of performance targets for the fourth calendar quarter -- $12,351,000 for revenue and $12,302,000 for cash operating expenses — was determined in connection with the Company’s budget for the second calendar half of 2012. The formulas for payment were the same as those used under the Third Quarter 2012 Bonus. For calendar year 2012, short-term cash incentive payments were not capped under any measure pursuant to the 2012 Incentive Plan. However, the Compensation Committee had discretion to pay less than these amounts if in its judgment the bonus should be reduced.

In July 2012, the Compensation Committee determined that the Company had achieved 113% of the of the Q2’12 Cash OpEx targets, resulting in a bonus payout under the 2012 Incentive Program of 113% of the First Half 2012 Bonus. In October 2012, the Compensation Committee determined that the Company had achieved 92% of the revenue and 117% of the Q3’12 Cash OpEx targets, resulting in an aggregate bonus payout under the 2012 Incentive Program of 108% of the Third Quarter 2012 Bonus. In January 2013, the Compensation Committee determined that the Company had achieved 90% of the revenue and 115% of the Q4’12 Cash OpEx targets, resulting in an aggregate bonus payout under the 2012 Incentive Program of 102% of the Fourth Quarter 2012 Bonus, assuming 100% achievement of the MBO targets. The Compensation Committee also determined the Holdback Bonus would be paid in conjunction with the Fourth Quarter 2012 Bonus.

Long-Term Equity Incentives

Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our shareholders.

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In 2012, the Compensation Committee granted the equity awards to its executives: (i) an option to purchase 1,750,000 shares of the Company to Ms. DeMarse in connection with her hiring as Chief Executive Officer and President, and (ii) an option to purchase 150,000 shares of the Company to Mr. Eichmann, in connection with his hiring as Vice President of Business and Legal Affairs, and General Counsel. These option awards were granted pursuant to option agreements summarized in the section of this Proxy Statement entitled “Employment and Severance Agreements”. No RSUs were awarded to the Company’s named executive officers in 2012.

The Compensation Committee periodically reviews the equity positions and other arrangements pertaining to the Company’s named executive officers in an effort to ensure that appropriate incentives are in effect to fulfill the Company’s compensation philosophy and objectives described above.

Outstanding Equity Awards at 2012 Fiscal Year-End

			Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercis- Able(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)

Elisabeth DeMarse	3/7/2012		—	1,750,000	—	1.80	3/17/19		—	—

Daryl Otte	6/9/09		—	—	—	—	—		—	—
	3/28/11		—	—	—	—	—		—	—
	3/28/11		—	—	—	—	—		—	—

Thomas Etergino	9/7/10		—	—	—	—	—		160,000	267,200
	3/28/11		—	—	—	—	—		14,584	24,355
	3/28/11		31,250	43,750	—	3.24	3/28/16		—	—

Erwin Eichmann	8/17/2012		—	150,000	—	1.41	8/17/17		—	—

Gregory Barton	7/14/09		—	—	—	—	—		—	—
	3/28/11	(5)	—	—	—	—	—		10,936	18,263
	3/28/11	(5)	25,320	19,680	—	3.24		(5)	—	—

(1)	The stock option awards granted to Ms. DeMarse, Mr. Etergino and Mr. Eichmann vest as to 25% of the underlying shares on March 7, 2013, April 1, 2012, and August 17, 2013, respectively, and in approximately equal monthly increments over the following thirty-six months, provided their continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” Mr. Etergino’s option grant was partially accelerated upon his resignation from the Company in February 2013 (and is only exercisable for 90 days following his separation date), as detailed in the section of the Proxy Statement entitled “Employment and Severance Agreements”.

(2)	The exercise price per share of the stock options reflects the closing price per share of the Company’s common stock on the date of grant.

(3)	At 2012 fiscal year end, Mr. Etergino was the only named executive officer (with the exception of Mr. Barton; see note 5) with RSUs that were unvested at 2012 fiscal year-end. The vesting schedules of these awards are as follows: the September 2010 grant vests as to 10% of the underlying shares on each of the first four anniversaries of the date of grant and as to the balance on the fifth anniversary; the March 2011 grant vests as to 25% of the underlying shares on April 1, 2012 and in approximately equal monthly increments over the following thirty-six months. Upon Mr. Etergino’s resignation from the Company in February 2013, such RSUs became (i) fully vested with respect to the shares underlying the September 2010 grant and (ii) partially vested with respect to shares underlying the March 2011 grant, as detailed in the section of the Proxy Statement entitled “Employment and Severance Agreements”.

(4)	Dollar values reflect the closing price of the Company’s common stock on December 31, 2012, which was $1.67 per share.

(5)	Pursuant to the Barton Separation Agreement (as described in the “Agreements with Former Executive Officers” section of this Proxy Statement), such unvested RSUs and the option grant with respect to the 19,680 unexercisable shares expired in January 2013. The option grant with respect to the 25,320 exercisable shares expired in October 2012.
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TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

On December 10, 2010, the Company and Mr. Cramer entered into an employment agreement (the “Employment Agreement”), effective January 1, 2011, as amended, after the expiration of the term of the prior employment agreement between the parties. The Employment Agreement provides that Mr. Cramer will, among other things, author articles for the Company’s advertising supported and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions. In addition, the Employment Agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights. Pursuant to the Employment Agreement, the term of which lasts through December 31, 2013, Mr. Cramer will not receive a salary or bonus, but will receive a royalty based on the revenue derived from the Action Alerts PLUS subscription service. In 2012, Mr. Cramer received $1,476,000 in royalties pursuant to the Employment Agreement and was also awarded a discretionary bonus for 2012 of $11,992. In connection with the Employment Agreement, Mr. Cramer was granted 630,231 RSUs, which vested as to 210,077 RSUs on December 31 of each of 2011 and 2012, and shall vest as to an additional 210,077 RSUs on December 31, 2013, provided that Mr. Cramer remains an employee of the Company on such date, subject to accelerated vesting following a Change of Control (as defined in the 2007 Plan) and other terms and conditions.

Pursuant to the Employment Agreement, Mr. Cramer will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his appearances in such television programs solely in their original long-form format and author books. In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Employment Agreement), then subject to the above proviso, Mr. Cramer shall not, author articles or columns for any digital financial publication that competes directly with the Company, without receiving the Company’s consent which shall not be unreasonably withheld. In addition, until 18 months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination.

The Employment Agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the Employment Agreement in the event of a Change of Control (as defined in the 2007 Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquirer would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show.

If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Internal Revenue Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax.

The Employment Agreement contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the Employment Agreement or his former employment agreement.

Consideration of Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation last year at our 2012 Annual Meeting. While this vote was not binding on the Company, our Board or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, as disclosed in the Proxy Statement. Our Board and the Compensation Committee value the opinions of our stockholders and, in the event there were to be any significant vote against the compensation of our named executive officers as disclosed in the Proxy Statement, we would consider our stockholders’ concerns and we would evaluate whether any actions should be taken to address such concerns. At our 2012 Annual Meeting, of the shares voted with respect to our executive compensation proposal (Proposal 3), 91% voted in favor of the compensation of our named executive officers as disclosed in that year’s proxy statement. Given the strong level of support we received from that vote, we did not feel that any significant changes to our executive compensation philosophy, policies, programs and decisions were required at this time.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010, requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference previously expressed by our stockholders at the 2011 Annual Meeting, we have elected to hold such a vote on an annual basis. The opportunity to vote on this proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the Compensation and Other Information Concerning Officers” section of this Proxy Statement and more specifically in the tables and narrative thereunder. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the discussion of compensation, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors recommends that stockholders vote FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement in this advisory vote.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 18, 2013 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by the Company to beneficially own more than 5% of our common stock, (ii) each of the Company’s current directors and nominees for director, (iii) each of the named executive officers as set forth in the Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(2)
Five Percent Stockholders
Technology Crossover Venture(3)	3,979,666		10.6
Raging Capital Master Fund, Ltd.(4)	3,727,141		11.1
Harvey Partners, LLC(5)	2,775,000		8.3
Cannell Capital, LLC(6)	2,544,802		7.6
Hightower Advisors(7)	2,434,509		7.3
James J. Cramer(8)	2,074,652		6.2
FiveMore Fund Ltd and FiveT Capital AG(9)	2,000,000		6.0
Dimensional Fund Advisors LP(10)	1,782,929		5.3

Directors and Executive Officers
James J. Cramer(8)	2,074,652		6.2
Elisabeth DeMarse(11)	646,874		*
Sarah Fay(12)	39,803		*
Keith Hall(13)	6,467		*
William R. Gruver(14)	179,484		*
Vivek Shah(15)	101,901		*
Mark Walsh(16)	24,560		*
Erwin Eichmann	0		*
John C. Ferrara	0		*
Daryl Otte		(17)		(17)
Thomas Etergino		(17)		(17)
Gregory E. Barton		(17)		(17)

All current executive officers and directors as a group (9 persons)(14)	3,073,741		9.2

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. Other addresses in the notes below are based on recent filings with the SEC. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Percentage ownership is based on a total of 33,474,123 common shares outstanding as of April 18, 2013, excluding treasury stock, and assumes that the shares of Series B Preferred Stock owned by Technology Crossover Ventures have been converted into shares of common stock for purposes of calculating beneficial ownership. Shares of common stock over which the named person has rights to acquire voting or dispositive power within 60 days of April 18, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)	Consists of (i) 116,874 shares of common stock; (ii) 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B Preferred Stock (representing beneficial ownership of 100% of the outstanding shares of such class of stock); and (iii) 5,850 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2013. TCV VI, L.P. (“TCV VI”) is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible into 3,826,051 shares of common stock. TCV Member Fund, L.P. (“Member Fund”) is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,891 shares of common stock. TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 116,874 shares of common stock. The total percentage of common stock outstanding for TCV VI and Member
32

Fund is calculated on an as converted basis with the number of options and Series B preferred shares added to both the numerator and the denominator. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301. RSUs granted to Mr. Marshall in connection with his service as a director of the Company were assigned to funds affiliated with Technology Crossover Ventures. Mr. Marshall has no voting or dispositive power, or beneficial or pecuniary interest in, such RSUs or in the underlying shares of the Company’s stock.

(4)	According to a joint filing by Raging Capital Master Fund, Ltd., Raging Capital Management, LLC and William C. Martin with the SEC on Schedule 13G/A filed January 2, 2013, Raging Capital Management, LLC is the investment manager of Raging Capital Master Fund, Ltd. and William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital Management, LLC. By virtue of these relationships, each of Raging Capital Management, LLC and William C. Martin may be deemed to beneficially own the above-reported shares, directly owned by Raging Capital Master Fund, Ltd. The principal business address of Raging Capital Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY 1-9007, Cayman Islands. The principal business address of each of Raging Capital Management, LLC and William C. Martin is Ten Princeton Avenue, Rocky Hill, New Jersey 08553.

(5)	According to Harvey Partners, LLC’s filing with the SEC on Schedule 13G/A filed February 14, 2013, Harvey Partners, LLC is the investment manager to three entities that in the aggregate own the above-reported shares. Harvey Partners, LLC possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by such entities. The principal business address of Harvey Partners, LLC is 135 East 57th Street, 24th Floor, New York, New York 10022.

(6)	According to a joint filing by J. Carlo Cannell and Cannell Capital LLC with the SEC on Schedule 13G/A filed February 14, 2013, J. Carlo Cannell is a managing member of Cannell Capital LLC and each may be deemed to beneficially own the above-reported shares. Cannell Capital, LLC possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company. The principal business address of Cannell Capital LLC is 310 E. Pearl Street, Unit A, P.O. Box 3459, Jackson, WY 83001.

(7)	According to Hightower Advisors, LLC’s filing with the SEC on Schedule 13F filed February 13, 2013, Hightower Advisors, LLC is an institutional investment manager with sole power to vote and the sole power to direct the disposition of the above-reported shares. The principal business address of Hightower Advisors, LLC is 200 W. Madison, Suite 2500, Chicago, IL 60606.

(8)	Includes 1,517,802 shares owned directly by Mr. Cramer and 556,850 shares owned indirectly by Mr. Cramer through Cramer Partners, L.L.C.

(9)	According to a joint filing by FiveMore Special Situations Fund Ltd and FiveT Capital AG with the SEC on Schedule 13D/A filed March 21, 2013, FiveMore Fund Ltd acquired the above-reported shares and FiveT Capital AG acts as investment advisor and Investment Manager to FiveMore Special Situations Fund Ltd and shares dispositive power over all the shares. The principal business address of FiveMore Special Situations Fund Ltd, the same as FiveMore Fund Ltd, is c/o M&C Corporate Services, P.O. Box 309 GT, Ugland House, South Churge Street, George Town, Grand Cayman, Cayman Islands 309 GT and the principal business address of FiveT Capital AG is Kasernenstrasse 11, 8004 Zurich, Switzerland.

(10)	According to Dimensional Fund Advisors LP’s filing with the SEC on Schedule 13G/A filed February 11, 2013, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(11)	Includes 546,874 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2013.

(12)	Includes 2,937 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2013.

(13)	Includes 765 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2013.

(14)	Includes 147,609 shares owned directly by Mr. Gruver; 20,800 shares owned indirectly by Mr. Gruver through his spouse; and 11,075 shares issuable upon exercise of stock options exercisable within 60 days of April 18, 2013.
33

(15)	Includes 11,075 shares issuable upon exercise of stock options within 60 days of April 18, 2013.

(16)	Includes 2,937 shares issuable upon exercise of stock options within 60 days of April 18, 2013.

(17)	Each of Otte and Barton ceased to be employees of the Company in 2012 and Etergino ceased to be an employee of the Company in early 2013. As of April 18, 2013, no such individual held any outstanding options or RSUs from the Company and the Company does not have a reasonable basis of estimating how many shares, if any, of the Company’s common stock were beneficially owned as of April 18, 2013 by such individual.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of such reports received by the Company with respect to fiscal 2012 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been timely filed by such persons, except that Forms 4 for were not timely filed with respect to (i) two stock share withholds by Mr. Cramer, dated January 3 and January 5, 2012; and (ii) the annual RSU grant to Mr. Peretz on January 3, 2012 for his service as a director of the Company in 2012.

34

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2014, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 31, 2013. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2014 deliver written notice thereof to the Company no earlier than February 13, 2014 and no later than March 15, 2014, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2014 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2013, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2014 was mailed to stockholders or made public. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was April 1, 2013. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2012, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their proxy card or voting instruction form.

By Order of the Board of Directors,

Erwin Eichmann
Secretary
New York, New York
April 30, 2013

35

APPENDIX A

THESTREET, INC.
2007 PERFORMANCE INCENTIVE PLAN

(As Amended and Restated effective April 12, 2013)

SECTION 1	Compensation Philosophy and Purpose

It is the philosophy of the Compensation Committee of the Board of Directors of TheStreet, Inc. (the “Company”) to enhance shareholders’ long term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected public companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

In furtherance of this philosophy, the purpose of TheStreet, Inc. 2007 Performance Incentive Plan (the “Plan”) is to enable the Company and its Related Companies (as defined below) to attract and motivate highly qualified employees, directors, consultants and outside contributors to the products and services of the Company and its Related Companies, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance. For purposes of the Plan, a “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2	Types of Awards

Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3	Administration

3.1 The Plan shall be administered (i) with respect to awards to directors who are not employees, by the Company’s Board of Directors (the “Board”) and (ii) with respect to awards to all other participants, by the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two directors and whose members shall serve at the pleasure of the Board. The Board or committee of the Board which is administering the Plan within the authority granted in the preceding sentence is hereafter referred to as the “Committee.”

3.2 The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(1) to determine whether and to what extent any award or combination of awards will be granted hereunder;

(2) to select the employees, directors, consultants or outside contributors to whom awards will be granted;

(3) to determine the number of shares of the common stock of the Company (the “Stock”) to be covered by each award granted hereunder subject to the limitations contained herein;

(4) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the “Performance Objectives”), continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

(5) to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

(6) to determine whether amounts equal to the amount of any dividends declared with respect to

A-1

the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends;

(7) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and further provided, that unless specifically approved by the stockholders the Committee shall have no power to (i) amend the terms of previously granted Stock Options or SARs to reduce the option price or base price of such awards, or (ii) cancel outstanding Stock Options or SARs and grant substitute Stock Options or SARs with a lower option price or base price than the cancelled awards;

(8) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

(9) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Internal Revenue Code (the “Code”);

(10) to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date; provided, however, that unless the Committee determines that a different measure is more appropriate, the fair market value of the Stock shall be the closing price of the Stock (on such exchange or market as is determined by the Committee to be the primary market for the Stock) on the date in question or, if the date in question is not a trading day on such market, then the trading day immediately following the date in question;

(11) to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(12) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(13) to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

(14) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

3.3 The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes);
(2)	Earnings per share;
(3)	Net sales or revenue growth;
(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	Net operating profit (or reduction in operating loss);
(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(9)	Gross or operating margins;
(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);
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(11)	Stock price (including, but not limited to, growth measures and total shareholder return);
(12)	Stock price and market capitalization ratios (including, but not limited to, price- to-earnings ratio and enterprise multiple)
(13)	Expense targets;
(14)	Margins;
(15)	Operating efficiency;
(16)	Market share;
(17)	Customer satisfaction;
(18)	Employee satisfaction or retention;
(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	Working capital targets;
(21)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(22)	Market value added;
(23)	Debt to equity ratio;
(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;
(25)	Business goals relating to web sites operated by the Company or a Related Company;
(26)	Business goals relating to advertising on the Company or a Related Company’s web sites; and
(27)	Business goals relating to subscriptions to the Company or a Related Company’s products and services.

The Committee may provide in any Cash Award or other Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

3.5 The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 4	Stock Subject to Plan

4.1 The total number of shares of Stock which may be issued under the Plan shall be 7,750,000 shares plus any unused shares authorized for awards under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”), in each case subject to adjustment as provided in Section 4.4. No more than 6,500,000 shares may be granted with respect to incentive stock options (subject to adjustment as provided in Section 4.4). Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. The payment of any award in cash shall not count against this share limit.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company may assume or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan. Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the share limit for the Plan.

4.2 To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 1998 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability with respect to any award, shall not count against the above limit, and shall again be available for grants under the Plan. In the event that any Stock Option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, only the net shares delivered shall be counted against the Plan’s share limit.

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4.3 No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4). The maximum Cash Award which may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7,000,000.

4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, reverse split, spin-off, split-up, split-off, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year or which may be granted with respect to incentive stock options, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate to (i) subject to any limitations imposed by Section 409A of the Code, accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

SECTION 5	Eligibility

Employees, directors, and consultants of the Company or a Related Company, and outside contributors to products and services of the Company or a Related Company are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective employees, directors, consultants or outside contributors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Related Company. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent or subsidiary of the Company (as those terms are defined in Section 424 of the Code). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6	Stock Options

6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the fair market value of the Stock on the date of grant of the Stock Option. The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective employees, shall be no earlier than the first day of employment.

(2) Option Term. The term of each Stock Option shall be fixed by the Committee; provided,

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however, that no Stock Option shall have a term longer than ten years.

(3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

(4) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted“cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

(5) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6) Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(7) Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

(8) Termination of Employment. Following the termination of an optionee’s employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(2), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

6.3 Notwithstanding the provisions of Section 6.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1) No Incentive Stock Option shall have an option price which is less than 100% of the fair market value of the Stock on the date of grant of the Incentive Stock Option (or, with respect to prospective employees, on the first day of employment).

(2) No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3) No Incentive Stock Option shall be awarded more than ten years after March 30, 2007, the date of Board approval of the Plan.

(4) No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5) The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its

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parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6) An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(7) Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution. During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4 Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7	Stock Appreciation Rights

A Stock Appreciation Right (“SAR”) shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the fair market value of a share of Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the fair market value of the Stock on the date of grant or a term longer than ten years. The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 8	Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

(2) Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares). Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), (or the award holder (or his or her designated beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

(3) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 4.4) shall be subject to the same restrictions as the Restricted Stock. Notwithstanding the forgoing, with respect to an award of Restricted Stock designated as a Performance Award vests, dividends on such Restricted Stock may only be paid to the extent the applicable Performance Objectives are satisfied with respect to such award of Restricted Stock.

(4) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase

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price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

(5) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 9	Restricted Stock Units

Subject to the following provisions, all awards of Restricted Stock Units (“RSUs”) shall be in such form and shall have such terms and conditions as the Committee may determine:

(1) The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives, or upon such other criteria as the Committee may determine.

(2) Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

(3) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(4) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

(6) If the Committee grants dividend equivalents with respect to RSUs, Stock received as a dividend equivalent on, or in connection with a stock split of, RSUs (or pursuant to adjustment under Section 4.4) shall be subject to the same restrictions as the RSUs. Notwithstanding the forgoing, with respect to an award of RSUs designated as a Performance Award, dividends equivalents on such RSUs may only be paid to the extent the applicable Performance Objectives are satisfied with respect to such award of RSUs

SECTION 10	Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 6, 7, 8 or 9 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock). The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 11	Cash Awards

11.1 The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award. At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

11.2 The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the

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extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code. Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

11.3 The following additional requirements shall apply to Cash Awards intended to qualify as performance-based under Section 162(m) of the Code:

(1) the Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed;

(2) the Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established;

(3) the amount of the Cash Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion; and

(4) prior to payment of any Cash Award, the Committee shall certify in writing, in a manner which satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION 12	Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 13	Beneficiary of Award Holder

13.1 Each award holder shall have the right, at any time, to designate any person or persons as such person’s Beneficiary or Beneficiaries (both primary and contingent) to whom payment in respect of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death. Each Beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company. If an award holder is married, his or her designation of Beneficiary or Beneficiaries other than his/her spouse or his/her estate shall not be effective unless the Beneficiary designation has been signed by the spouse and notarized.

13.2 If an award holder fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION 14	Amendments and Termination

14.1 The Plan will continue in effect for a term of ten (10) years from the effective date of the amendment and restatement of the Plan by the Committee, as set forth in Section 16.8, unless earlier terminated in accordance with Section 14.2. However, no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Stock Options or SARs) shall be granted after the Company’s annual meeting held in 2015 unless the material terms of the performance goals (as defined in Section 162(m)) have been reapproved by the Company’s stockholders within the five years prior to such grant.

14.2 The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.

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Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

14.3 The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 3.2(7) hereof.

14.4 Notwithstanding the foregoing provisions of this Section 14, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

14.5 Notwithstanding any other provision of the Plan or of any award, the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of a change in control event (as defined under Section 409A).

SECTION 15	Change of Control

15.1 In the event of a Change of Control, if (and only to the extent) so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

(1) all or a portion (as determined by the Committee) of outstanding Stock Options and/or SARs awarded to such individual under the Plan shall become fully exercisable and vested; and

(2) the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards, RSU awards and/or Other Stock-Based Awards under the Plan held by such individual shall lapse and such shares and awards shall be deemed fully vested.

In addition, the Committee may, in its sole discretion, determine the treatment of Cash Awards upon a Change of Control and, to the extent permitted under Section 409A of the Code, accelerate the payment date of all or any portion of an award holder’s RSU awards and Cash Awards upon a Change of Control.

15.2 A “Change of Control” means the happening of any of the following:

(1) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company;

(2) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the effective date of this Plan and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

(3) the date of consummation of a merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

(4) the sale of all or substantially all of the assets of the Company; or

(5) the date of approval by the stockholders of the Company of a plan of complete liquidation of the Company.

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SECTION 16	General Provisions

16.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 16.1.

16.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock. Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Related Company, or interfere in any way with the right of any such company to terminate such employment or service.

16.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

16.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16.5 Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

16.6 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Related Company and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Related Company pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

16.7 The Plan and all awards hereunder shall be governed by the laws of the State of New York without giving effect to conflict of laws principles.

16.8 This Plan became effective on March 30, 2007, subject to approval of the Company’s stockholders at the 2007 annual meeting. The Plan was as amended and restated, effective on May 27, 2010, subject to approval of the Company’s stockholders at the 2010 annual meeting. The Plan, as currently amended and restated, shall be effective on April 12, 2013, subject to approval of the Company’s stockholders at the 2013 annual meeting.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THESTREET, INC.

FOR ANNUAL MEETING OF STOCKHOLDERS, June 13, 2013

The undersigned stockholder of TheStreet, Inc. (the “Company”) hereby appoints Elisabeth DeMarse, John Ferrara and Erwin Eichmann, with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, $.01 par value, of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2013, at 12:00 p.m. Eastern Daylight Time at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2, 3 and 4 and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side)

(Continued and to be signed on reverse side)

THESTREET, INC. 14 Wall Street, 15th Fl. New York, NY 10005

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees as Class II directors:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below

1.	Election of Directors			☐	☐	☐
	Nominees

	01	Elisabeth DeMarse	02	Keith Hall

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4.
		For	Against	Abstain
2.	To amend and restate the Company’s 2007 Performance Incentive Plan	☐	☐	☐

		For	Against	Abstain
3.	To ratify the appointment of BDO USA, LLP as TheStreet, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain
4.	To approve the compensation of TheStreet, Inc.’s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding).	☐	☐	☐

NOTE: The proxy holders are authorized to vote on any other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, for action in accordance with their judgment.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BLOCK)	Date	Signature (Joint Owners)	Date